UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2006

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Mission Valley Road, Suite 101

San Diego, California 92108

(Address of Principal Executive Offices)

(619) 683-9830

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 30, 2006 Mad Catz, Inc. (“MCI”), a wholly-owned subsidiary of Mad Catz Interactive, Inc. (the “Company”), entered into a Second Amended and Restated Credit Agreement with Wachovia Capital Finance Corporation (Central) (the “Credit Agreement”), which amends MCI’s existing Amended and Restated Credit Agreement, dated as of September 25, 2001, as the same has been amended and extended. MCI is the borrower under the Credit Agreement, which provides for a $35 million revolving credit facility. The indebtedness outstanding under the Credit Agreement is secured by a lien on the eligible accounts and inventory of the Company and its subsidiaries and is guaranteed by the Company, and each of the Company’s subsidiaries other than MCI.

The Credit Agreement contains financial, affirmative and negative covenants that the Company believes are usual and customary for senior secured credit arrangements. The negative covenants include, among other things, limitations on the Company’s ability to: (a) incur additional indebtedness, (b) make investments; (c) create liens; (d) pay dividends, (e) make distributions or repurchases of the Company’s capital stock, (f) consolidate, merge or sell all or substantially all of the Company’s assets, (g) guarantee obligations of other entities; and (h) make expenditures on software development projects. The Credit Agreement also requires the Company to maintain a specified minimum consolidated earnings before interest, taxes, depreciation and amortization, or EBITDA, on a rolling four-quarter basis. The revolving credit facility under the Credit Agreement will mature on October 30, 2009. The loans outstanding under the Credit Agreement from time to time will bear interest at an amount equal to one-quarter percent (0.25%) in excess of the prime rate determined in accordance with the Credit Agreement.

The Credit Agreement also contains customary events of default including, without limitation, the failure to make required payments, the representations and warranties made in or in connection with the Credit Agreement or Financing Agreements (as defined therein) prove to have been false in any material respect when made, failure to comply with certain agreements or covenants in the Financing Agreements, certain events of bankruptcy or insolvency, failure to pay certain judgments and the occurrence of a Material Adverse Change (as defined therein) in MCI or any guarantor. If such an event of default occurs, the lender under the Credit Agreement would be entitled to take various actions, including the acceleration of amounts due thereunder.

The above summary of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit 10.1	Second Amended and Restated Loan Agreement dated as of October 30, 2006 by and between Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), an Illinois corporation and Mad Catz, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2006	MAD CATZ INTERACTIVE, INC.

	By:	/s/ Darren Richardson
	Name:	Darren Richardson
	Its:	President and Chief Executive Officer